COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------


$261,653,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of October 1, 2006.


NOVEMBER 14,2006




                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

STATEMENT REGARDING FREE WRITING PROSPECTUS
-------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading
-----------

Paul Van Lingen                               Tel: (212) 272-4976
Sr. Managing Director                         pvanlingen@bear.com


MBS Structuring
---------------

Lisa Marks                                    Tel: (212) 272-6420
Managing Director                             lmarks@bear.com

T.J. Durkin                                   Tel: (212) 272-5451
Associate Director                            tdurkin@bear.com

MBS Banking
-----------

Robert Durden                                 Tel: (212) 272-5714
Vice-President                                rdurden@bear.com

Michael Norden                                Tel: (212) 272-7073
Analyst                                       mnorden@bear.com

Syndicate
---------

Carol Fuller                                  Tel: (212) 272-4955
Senior Managing Director                      cfuller@bear.com

Angela Ward                                   Tel: (212) 272-4955
Associate Director                            adward@bear.com

Rating Agencies
---------------

Fitch:            Kei Ishidoya                Tel: (212) 908-0238
                                              kei.ishidoya@fitchratings.com

                  Michele Patterson           Tel: (212) 908-0779
                                              michele.patterson@fitchratings.com

S&P:              Errol Arnie                 Tel: (212) 438-2089
                                              errol_arne@standardandpoors.com


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------


                       CERTIFICATE INFORMATION TO MATURITY
                       -----------------------------------


             CERTIFICATE        RATINGS            CE             PASS-THROUGH        WINDOW      WAL         CERTIFICATE
  CLASS        SIZE (1)        S&P/FITCH       LEVELS (1)             RATE            (MOS)      (YRS)           TYPE
------------------------------------------------------------------------------------------------------------------------------
   1A-1        $83,525,000      AAA/AAA           25.60% (1)        WAC (2)            1-47      1.239       Super Senior
   1A-2        $14,369,000      AAA/AAA           12.80% (1)        WAC (2)            1-47      1.239      Senior Support
   1A-3        $25,000,000      AAA/AAA           12.80% (1)        WAC (2)            1-47      1.239          Senior
   2A-1        $53,043,000      AAA/AAA           25.60% (1)        WAC (3)           1-115      2.510       Super Senior
   2A-2         $9,126,000      AAA/AAA           12.80% (1)        WAC (3)           1-115      2.510      Senior Support
   3A-1        $43,832,000      AAA/AAA           25.60% (1)      Floating (4)      1-360 (9)    3.269       Super Senior
   X-1           (5)            AAA/AAA           25.60% (1)          (5)           1-360 (9)    3.269       Super Senior
                                                                                                             Interest Only
   3A-2         $7,541,000      AAA/AAA           12.80% (1)      Floating (6)      1-360 (9)    3.269      Senior Support
   X-2           (7)            AAA/AAA           12.80% (1)          (7)           1-360 (9)    3.269   Senior Interest Only
   B-1         $14,506,000       AA/AA             7.45% (1)        WAC (8)         1-360 (9)    4.050        Subordinate
   B-2          $6,779,000        A/A              4.95% (1)        WAC (8)         1-360 (9)    4.050        Subordinate
   B-3          $3,932,000      BBB/BBB            3.50% (1)        WAC (8)         1-360 (9)    4.050        Subordinate
   B-4          $1,762,000       BB/BB             2.85% (1)        WAC (8)         1-360 (9)    4.050        Subordinate
   B-5          $2,711,000        B/B              1.85% (1)        WAC (8)         1-360 (9)    4.050        Subordinate
   B-6          $5,016,219       NR/NR          ------------        WAC (8)                                   Subordinate

NOTES:       - Prepayment Pricing Speed Assumption for group 1 and group 2 is 25% CPB.
             - Prepayment Pricing Speed Assumption for group 3 is 25% CPR.

(1) Credit enhancement for the Certificates will be provided by subordination. The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination. The expected initial credit enhancement percentages are as provided above.
(2) The Class 1A-1, Class 1A-2 and Class 1A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The
        Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.323%.
(3) The Class 2A-1 Certificates and Class 2A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The
        Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.525%.
(4)     The coupon for the Class 3A-1 Certificates is equal to the lesser of (a)
        MTA plus the related margin and (b) the Group 3 Net Rate Cap, less any applicable reserve fund strip.
(5) The Class X-1 Certificates will bear interest (1) at a variable rate equal to the excess, if any, of the weighted average Net Rate on the Group 3 Mortgage Loans over the weighted average Pass-Through Rate on the Class 3A-1 Certificates based on a notional amount equal to the aggregate certificate principal balance of the Class 3A-1 Certificates, and (2) on its certificate principal balance. The initial certificate principal balance of such class will equal zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3 Mortgage Loans, the certificate principal balance will increase by the amount of such reduction.
(6)     The coupon for the Class 3A-2 Certificates is equal to the lesser of (a)
        MTA plus the related margin and (b) the Group 3 Net Rate Cap, less any applicable reserve fund strip.
(7) The Class X-2 Certificates will bear interest (1) at a variable rate equal to the excess, if any, of the weighted average Net Rate on the Group 3 Mortgage Loans over the weighted average Pass-Through Rate on the Class 3A-2 Certificates based on a notional amount equal to the aggregate certificate principal balance of the Class 3A-2 Certificates, and (2) on its certificate principal balance. The initial certificate principal balance of such class will equal zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3 Mortgage Loans, the certificate principal balance will increase by the amount of such reduction.
(8)     The Class B Certificates will bear interest at a variable rate (the
        Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Class Principal
        Balance of the related Classes of Senior Certificates. The Pass-Through
        Rate with respect to the first Interest Accrual Period is expected to be approximately 5.841%.
(9)     The legal final maturity date will be the Distribution Date in October
        2036, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping cashflow into a reserve fund beginning in year 10, from the Group 3 Mortgage
        Loans with original terms in excess of 30 years, such that there will be enough in the reserve fund to retire any of the related certificates remaining outstanding on such distribution date. The amount of such strip, if any, will be determined by the rating agencies and have the effect of reducing the amount of interest payable to the respective certificates by the amount of such strip in those interest accrual periods where such strip is required.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------


THE COLLATERAL


    - Conventional, one- to four-family, adjustable-rate One-Year LIBOR, One-Year Treasury, Six-Month LIBOR, One-Month LIBOR, One-Month COFI, One-Year TREASURY or MTA indexed loans with initial rate adjustments occurring one month, six months, one year, two years, three years, five years, seven years or ten years after the date of origination, divided into 3 loan groups. The Mortgage Loans are secured by first liens on residential mortgage properties as briefly described in the table below.

    - Approximately 21.73% of the mortgage loans are indexed to MTA, One-Month COFI or One-Month LIBOR and have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof ("Negam Loans"). For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

    - The mortgage loans are serviced by EMC Mortgage Corp, Wells Fargo and Homebanc.

    - As of the Cut-Off Date, no more than approximately 5.18% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 31.96% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 17 originators with approximately 74.51% originated by Wells Fargo and approximately 16.67% were originated by Greenpoint, no other originator represents more than 5% of the deal.

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 12.10%), loans that did not meet investor guidelines (approximately 9.43%), loans with a delinquency history (approximately 66.89%) and loans with an underwriting issue (approximately 4.06%).

    - The mortgage loans that were originated by Greenpoint are generally seasoned loans (approximately 7.23%), loans with a delinquency history (approximately 17.78%), loans that did not meet investor guidelines (approximately 73.90%) and loans that had an underwriting issue (approximately 1.09%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------


THE STRUCTURE
Senior/subordinate shifting interest structure.

THE CERTIFICATES:
The trust will issue certificates consisting of senior certificates designated as the Class 1A-1, Class 1A-2, Class 1A-3, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class X-1 and Class X-2 Certificates (the "Senior Certificates") and the Class B-1, Class B-2 and Class B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates which are not offered hereby. The Class B-IO Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and along with the Class R Certificates are not offered hereby. The certificates will represent interests principally in the loan group set forth in the table below.


                                                          % OF
                             INDEX/         PRINCIPAL     SUB-     GROSS     WAM     AGE     OTERM    GROSS     CURR
      LOAN TYPE               TERM           BALANCE      POOL    WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
--------------------------------------------------------------------------------------------------------------------------------
Group 1 -ARM/1st Lien   0-47 Mth to Roll  $140,933,784     51.98    5.619      332      27      359     2.994    71.86      658
Group 2 -ARM/1st Lien   48+ Mth to Roll     $71,295,061    26.29    5.816      347      12      360     2.706    71.46      698
Group 3 -ARM/1st Lien        Negams         $58,913,375    21.73    7.976      376       9      385     3.288    80.04      671
                           TOTAL ARM:      $271,142,220      100    6.183      346      19      365     2.982    73.53      672


                    Below is a further summary of the collateral characteristics of the Mortgage Loans.


                       INDEX/        PRINCIPAL     % OF SUB-    GROSS       WAM      AGE     OTERM      GROSS      CURR
    LOAN TYPE           TERM          BALANCE        POOL      WAC (%)    (MOS.)    (MOS.)  (MOS.)    MARGIN(%)   CLTV(%)    FICO
------------------------------------------------------------------------------------------------------------------------------------
   ARM/1st Lien     10YR LIBOR       $28,006,928      10.33      5.687        347      13      360       2.75      67.00      710
   ARM/1st Lien     L 2-3 YR ibor    $38,898,201      14.35      6.883        336      23      359      3.691      76.21      635
   ARM/1st Lien     5YR- Libor      $123,524,704      45.56      5.290        336      24      360      2.683      71.67      673
   ARM/2nd Lien     5YR- Libor          $129,733       0.05      8.585        234       6      240      3.481       93.8      725
   ARM/1st Lien     7YR- Libor       $20,232,114       7.46      5.558        339      20      359       2.75      68.93      688
   ARM/1st Lien     <=1YR- Libor      $1,045,867       0.39      7.744        292      55      348      4.224       83.1      535
   ARM/2nd Lien     <=1YR- Libor        $391,299       0.14     11.388        162      18      180       6.01      91.01      662
   ARM/1st Lien     NEGAM            $58,913,375      21.73      7.976        376       9      385      3.288      80.04      671
                     TOTAL ARM:     $271,142,220        100      6.183        346      19      365      2.982      73.53      672

                ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING INFORMATION AS OF
              OCTOBER 1, 2006 AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF THE MORTGAGE POOL
                                                 AS OF THE CUT-OFF DATE.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A., EMC Mortgage
                                   Corporation and Homebanc

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE: The Bank of New York, a New York banking corporation.

RATING AGENCIES:                   Standard & Poor's Ratings Group and Fitch
                                   Ratings Inc.

CUT-OFF DATE:                      October 1, 2006

SETTLEMENT DATE:                   On or about November 16, 2006

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing November, 2006

OFFERED CERTIFICATES:              The Class 1A-1, Class 1A-2, Class 1A-3,
                                   Class 2A-1, Class 2A-2, Class 3A-1, Class
                                   3A-2, Class X-1, Class X-2, Class B-1, Class
                                   B-2 and Class B-3 Certificates.

NON-OFFERED CERTIFICATES:          The Class B-4, Class B-5, Class B-6 and
                                   Class R Certificates will not be publicly offered.

CLASS A CERTIFICATES:              The Class 1A-1, Class 1A-2, Class 2A-1,
                                   Class 2A-2, Class 3A-1 and Class 3A-2
                                   Certificates.

CLASS B CERTIFICATES:              The Class B-1, Class B-2, Class B-3,
                                   Class B-4, Class B-5 and Class B-6
                                   Certificates.

CLASS X CERTIFICATES:              The Class X-1 Certificates and the Class X-2
                                   Certificates.

CLASS X CERTIFICATE BALANCE: The Class X Certificates will have both a notional amount and a certificate principal balance. The initial principal balance of the certificates will be zero, but in the event that the interest accrued at the applicable Pass-Through Rate on the notional amount of the certificates is reduced as a result of the allocation of net deferred interest on the related Group 3 Mortgage Loans, the certificate principal balance of the certificates will increase by the amount of such reductions.

REMITTANCE TYPE:                   Scheduled/Scheduled.

PREPAYMENT PERIOD:                 With respect to any Distribution Date, the
                                   period commencing on the 16th day of the month prior to the month in which the related
                                   Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

OPTIONAL TERMINATION DATE:         The Depositor, or its designee, may purchase
                                   all of the Mortgage Loans in the trust after the scheduled principal balance of the Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

REGISTRATION:                      The Certificates will be available in book-
                                   entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

RECORD DATE: The Record Date shall be the business day of the month immediately preceding the applicable Distribution Date. The Record Date for the Certificates shall be the last day of the calendar month prior to the month of such Distribution Date.

DELAY DAYS:                        24 days with respect to all of the
                                   Certificates.

DETERMINATION DATE:                With respect to any Distribution Date and the
                                   mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

MTA DETERMINATION DATE:            With respect to the Class 3A-1 Certificates
                                   and the Class 3A-2 Certificates and any
                                   Distribution Date, the MTA rate in effect as of the 15th day prior to the commencement of the related Interest Accrual Period. DUE
                                   PERIOD: With respect to any Distribution
                                   Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS: The Class A Certificates generally may be purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

P&I ADVANCES:                      Each servicer will be obligated to advance,
                                   or cause to be advanced, cash advances with respect to delinquent payments of interest and, under certain circumstances, principal on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Master Servicer will be obligated to back-stop each servicer's obligation.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

MORTGAGE LOAN GROUP 1:             The non-negative amortizing, adjustable rate
                                   Mortgage Loans with 47 months or less, until the first rate adjustment date.

MORTGAGE LOAN GROUP 2:             The non-negative amortizing, adjustable rate
                                   Mortgage Loans with 48 months or more, until the first rate adjustment date.

MORTGAGE LOAN GROUP 3:             The negative amortizing Mortgage Loans
                                   ("Negam Loans").

NET MORTGAGE RATE:                 On any mortgage loan, the then applicable
                                   mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to
                                   0.50%) and (2) the Master Servicing Fee Rate
                                   [0.015%].

ACCRUAL PERIOD:                    For the Certificates, and any
                                   Distribution Date, the Accrual Period will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The Trustee will calculate interest on these Certificates based on a 360-day year that consists of twelve 30-day months. The
                                   Certificates will settle with accrued
                                   interest.

                                   Interest bearing senior certificates: Class
                                   1A-1, Class 1A-2, Class 1A-3, Class 2A-1,
                                   Class 2A-2, Class 3A-1, Class 3A-2, Class X-1 and Class X-2 Certificates.

WA NET RATE:                       With respect to any Distribution Date, the
                                   per annum rate equal to the weighted average of the Net Rates on the mortgage loans as of the end of the related Due Period, weighted on the basis of the Scheduled Principal
                                   Balances thereof as of the end of the related
                                   Due Period.

AVAILABLE FUNDS RATE CAP:          For anyDistribution Date, and the Group 3
                                   Mortgage Loan group, the product of (a)
                                   Available Funds for such Distribution Date and (b) a fraction, the numerator of which is 12, and the denominator of which is the aggregate stated principal balance of the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal payments received in the Prepayment Period related to the prior
                                   Distribution Date).

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

NET RATE CAP:                      With respect to any Distribution Date and the
                                   Class 3A-1 Certificates and the Class 3A-2
                                   Certificates, the product of (a) the
                                   lesser of (i) the weighted average Net Rate on the Group 3 Mortgage Loans as of the Due
                                   Date prior to the calendar month (after
                                   giving effect to principal prepayments
                                   received in the Prepayment Period related to the prior Due Date) and (ii) the Available
                                   Funds Rate Cap and (b) a fraction, the
                                   numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

COMPENSATING INTEREST:             On each Distribution Date, the related
                                   Servicer is required to pay Compensating
                                   Interest up to the amount of the related
                                   Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Mortgage Loans that occurred during the Prepayment Period.

CREDIT ENHANCEMENT:                Credit Enhancement for the Certificates will
                                   be provided by a senior/subordinate shifting interest structure. Subordination is expected to be initially, [25.60]% for the Class 1A-1, Class 2A-1, Class 3A-1 and Class X-1
                                   Certificates, [12.80%] for the Class 1A-2,
                                   Class 1A-3, Class 2A-2, Class 3A-2 and Class
                                   X-2 Certificates, [7.45]% for the Class B-1
                                   Certificates, [4.95]% for the Class B-2
                                   Certificates, [3.50]% for the Class B-3
                                   Certificates, [2.85]% for the Class B-4
                                   Certificates, and [1.85]% for the Class B-5
                                   Certificates.

INTEREST CARRY FORWARD AMOUNT:     As of any Distribution Date, generally equal
                                   to the sum of (i) the excess of (a) the
                                   Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:      The Interest Distribution Amount for the
                                   Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Accrual Period on the certificate principal balance, or notional balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest
                                   Shortfalls to the extent not covered by
                                   Compensating Interest, any shortfalls
                                   resulting from the application of the Relief
                                   Act and any allocations of net deferred
                                   interest to such Class.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

AVAILABLE FUNDS:                   For any Distribution Date, an amount which
                                   generally includes, (1) all payments on
                                   account of principal (including the
                                   principal portion of monthly payments,
                                   principal prepayments and the principal
                                   amount of net liquidation proceeds and
                                   subsequent recoveries) received during the related due period or prepayment period and all payments on account of interest received during the related due period, (2) any monthly advances and Compensating
                                   Interest payments made by the Master
                                   Servicer or the Servicers for such
                                   Distribution Date and (3) any amounts
                                   reimbursed by the Master Servicer in
                                   connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master
                                   Servicer, the Servicers, the Securities
                                   Administrator, the Trustee and the Custodian and investment earnings on amounts on deposit in the distribution account.

PRIORITY OF PAYMENTS:              Distributions on the certificates will be
                                   made on the 25th day of each month (or next business day), beginning in November 2006.
                                   The payments to the certificates, to the extent of Available Funds, will be made according to the following priority:

                                   AVAILABLE FUNDS:
                                     1.  Payment of accrued interest to the
                                         interest bearing senior certificates,
                                         pro-rata, in an amount equal to their
                                         respective Pass-Through Rate;
                                   2.    Payment of Accrued Interest remaining
                                         unpaid from previous distribution dates
                                         to the interest bearing senior
                                         certificates, pro-rata, in an amount
                                         equal to their respective Pass Through
                                         Rate;
                                   3.    Payment of principal pro-rata to the
                                         Class 1A-1, Class 1A-2, Class 1A-3,
                                         Class 2A-1, Class 2A-2, Class 3A-1 and
                                         Class 3A-2 Certificates in an amount
                                         equal to the related loan group's
                                         Senior  Optimal Principal Amount;
                                   4.    Payment of interest and principal
                                         sequentially to the Class B-1, Class
                                         B-2, Class B-3, Class B-4, Class B-5
                                         and Class B-6 Certificates, in that
                                         order, the following amounts (a)
                                         interest at each class' respective Pass
                                         Through Rate, and (b) such class'
                                         Allocable Share of the Subordinate
                                         Optimal Principal Distribution Amount
                                         for such Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

SENIOR OPTIMAL PRINCIPAL AMOUNT:   An amount generally equal to the sum of (1)
                                   the Senior Percentage of scheduled principal payments on the related group's Mortgage
                                   Loans, (2) the Senior Prepayment Percentage of prepayments and net liquidation proceeds in respect of the related group's Mortgage
                                   Loans and amounts received in respect of repurchased and substitute Mortgage Loans for the related loan group.

SUBORDINATE OPTIMAL PRINCIPAL      An amount generally equal to the sum of (1)
AMOUNT:                            the Subordinate Percentage of scheduled
                                   principal payments on the Mortgage Loans, (2) the Subordinate Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans and repurchased and substitute Mortgage Loans for the related loan group and (3) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal Principal
                                   Amount.

SHIFTING INTEREST:                 The Senior Certificates will be entitled to
                                   receive 100% of the prepayments collected on the mortgage loans until November 2016. The senior prepayment percentage can be reduced to Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed
                                   50% and (ii) cumulative realized losses on the Mortgage Loans does not exceed 30%, 35%, 40%, 45% or 50% of the Original Principal
                                   Amount of the Subordinate Certificates for each test date.

                                   Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed a) on or prior to November 2009, 20% of the Original Principal Amount of the Subordinate Certificates or b) after November 2009, 30% of the Original Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

                                   If doubling occurs prior to the third
                                   anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

ALLOCATION OF LOSSES:              On each distribution date, any Realized Loss

                                   on the mortgage loans will be allocated first to the subordinate certificates, in reverse numerical order beginning with the Class B-6 Certificates, in each case until the certificate principal balance of the respective class of certificates has been reduced to zero.

                                   Thereafter, Realized Losses on the Group I
                                   Mortgage Loans will be allocated, pro rata to the Class 1A Certificates, with the pro rata share of Realized Losses otherwise allocable to the Class 1A-1 Certificates, first allocated to the Class 1A-2 Certificates until reduced to zero and then to the Class 1A-1 Certificates; Realized Losses on the Group II Mortgage Loans will be allocated first to the Class 2A-2 Certificates until reduced to zero and then to the Class 2A-1 Certificates; Realized Losses on the Group III Mortgage Loans will be allocated first to the Class 3A-2 Certificates until reduced to zero and then to the Class 3A-1 Certificates.

NET DEFERRED INTEREST:             With respect to the Group 3 Mortgage Loans,
                                   on any Distribution Date, the amount of
                                   deferred interest on the related Mortgage
                                   Loans during the related Due Period net of principal prepayment in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, in each case with respect to the related Mortgage
                                   Loan group, included in the related Available
                                   Funds for such Distribution Date and
                                   available to be distributed on the related certificates on that Distribution Date.

                                   With respect to any Certificate (other
                                   than the interest-only certificates) as of any Distribution Date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the net rates on the related Mortgage Loans and (b) the related Adjusted Rate Cap for such Distribution Date and (2) the certificate principal balance of the Certificate immediately prior to such distribution date, and the actual number of days in such interest accrual period divided by 360.

                                   With respect to any class of interest-only certificates as of any distribution date, an amount equal to the difference, if any, between (1) the proportionate amount of Net Deferred Interest on the related Mortgage Loans during the related Due Period, and (2) the portion of Net Deferred Interest allocated to the related certificates (other than the interest-only certificates) on such Distribution Date.

ADJUSTED RATE CAP:                 With respect to each class of Class A
                                   Certificates in Mortgage Loan Group 3, each
                                   Distribution Date and the related Due Period, the sum of (i) the scheduled monthly payments owed on the related Mortgage Loans for such Due Period less the related servicing fees and (ii) the actual monthly payments received in excess of such scheduled monthly payments, expressed as a per annum rate calculated on the basis of the aggregate scheduled principal balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                               OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
--------------------------------------------------------------------------------------------------------------------
 Expected Pool Balance          $140,933,784             $71,295,061             $58,913,375         $271,142,219.69
 Average Balance                    $233,721                $365,616                $387,588             $285,412.86
 % Conforming Balances                61.04%                  41.43%                  44.44%                  52.27%
--------------------------------------------------------------------------------------------------------------------
 WA Gross WAC                         5.618%                  5.816%                  7.976%                  6.310%
 Range of Gross WAC         3.625% - 12.250%         4.375% - 8.875%         6.738% - 8.875%         3.625% - 14.25%
 WA Net WAC (%)                       5.313%                  5.515%                  7.451%                  5.831%
 WAM (mos)                               332                     347                     376                     346
 WA Age (mos)                             27                      12                       9                      19
 WA Orig. Term (mos)                     359                     360                     385                     365
--------------------------------------------------------------------------------------------------------------------
Fixed Rate Balloon                       N/A                     N/A                     N/A                     N/A
Fixed Rate Fully
Amortizing                               N/A                     N/A                     N/A                     N/A
Adjustable Rate                      100.00%                 100.00%                 100.00%                 100.00%
--------------------------------------------------------------------------------------------------------------------
First Lien / Second
Lien                          99.72% / 0.28%          99.82% / 0.18%           100.00% /---%            99.81% /.19%
--------------------------------------------------------------------------------------------------------------------
CURRENT BALANCE
---------------
$0 - $49,999                           0.56%                   0.10%                   0.14%                   0.35%
$50,000 - $99,999                      7.15%                   0.99%                   1.12%                   4.22%
$100,000 - $149,999                   12.01%                   4.84%                   3.75%                   8.33%
$150,000 - $199,999                    9.52%                   6.56%                   4.30%                   7.61%
$200,000 - $249,999                    9.35%                   7.28%                   7.09%                   8.32%
$250,000 - $299,999                    7.98%                   7.49%                   5.85%                   7.39%
$300,000 - $349,999                    7.80%                   5.94%                   4.45%                   6.58%
$350,000 - $399,999                    5.55%                   6.37%                   7.05%                   6.09%
$400,000 - $449,999                    3.88%                   3.59%                   7.98%                   4.70%
$450,000 - $499,999                    6.15%                   8.11%                   7.33%                   6.92%
$500,000 - $549,999                    4.74%                   5.74%                  14.07%                   7.03%
$550,000 - $599,999                    0.83%                   3.22%                   3.87%                   2.12%
$600,000 - $649,999                    4.02%                   3.63%                   5.22%                   4.18%
$650,000 and above                    20.45%                  36.13%                  27.79%                  26.17%
--------------------------------------------------------------------------------------------------------------------
INTEREST RATE
-------------
Up to 5.999%                          79.99%                  70.96%                   0.72%                  60.39%
6.000% - 6.999%                        8.53%                  25.25%                   1.00%                  11.29%
7.000% - 7.999%                        5.78%                   2.37%                  33.11%                  10.82%
8.000% - 8.999%                        2.26%                   1.41%                  65.17%                  15.71%
9.000% - 9.999%                        0.84%                   0.00%                   0.00%                   0.44%
10.000% - 10.999%                      0.56%                   0.00%                   0.00%                   0.29%
11.000% - 11.999%                      0.72%                   0.00%                   0.00%                   0.37%
12.000% - 12.999%                      0.56%                   0.00%                   0.00%                   0.29%
13.000% and above                      0.76%                   0.00%                   0.00%                   0.39%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 11


                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                               OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
--------------------------------------------------------------------------------------------------------------------
AGE (MONTHS)
------------
0 - 12                                9.02%                  68.15%                   81.85%                  40.39%
13 - 24                              38.67%                  25.95%                   17.66%                  30.76%
25 - 36                              23.53%                   5.89%                    0.00%                  13.78%
37 - 48                              24.29%                   0.00%                    0.16%                  12.66%
49 - 60                               4.25%                   0.00%                    0.00%                   2.21%
61 - 72                               0.05%                   0.00%                    0.00%                   0.02%
73 - 84                               0.04%                   0.00%                    0.15%                   0.03%
85 - 96                               0.15%                   0.00%                    0.00%                   0.02%
97 and Greater                        9.02%                   0.00%                    0.18%                   0.12%
ORIGINAL TERM
-------------
1-15 Years                            0.28%                   0.00%                    0.00%                   0.14%
16-30 Years                          99.72%                 100.00%                   78.90%                  95.27%
+30 Years                             0.00%                   0.00%                   21.10%                   4.58%
CREDIT SCORE
------------
Weighted Average                        658                     698                      671                     672
Not Available                         0.00%                    0.00                    0.00%                   0.00%
Up to 549                            17.89%                   2.91%                    8.81%                  11.98%
550 to 599                            7.87%                   5.63%                   11.53%                   8.07%
600 to 649                           16.30%                  11.08%                   13.47%                  14.31%
650 to 699                           19.01%                  28.11%                   26.26%                  22.98%
700 to 749                           19.30%                  32.61%                   28.18%                  24.73%
750 to 799                           16.41%                  15.79%                   11.74%                  15.23%
800 and Greater                       3.22%                   3.87%                    0.00%                   2.69%
--------------------------------------------------------------------------------------------------------------------
 CURRENT LTV*
*LTV for second liens
includes Senior Lien
Balance
 Weighted Average                     71.73                   70.03                    76.47                  72.04%
 % LTV's > 80%                        20.20                    7.81                    55.45                   24.60
 % of LTV's > 80%                     17.17                    3.83                     4.90
with MI                                                                                                       11.00%
--------------------------------------------------------------------------------------------------------------------
ORIGINAL LTV*
-------------
*LTV for second liens
includes Senior Lien
Balance
Weighted Average                     73.55%                  70.45%                   70.45%                  72.95%
10.01% - 20.00%                       0.89%                   1.40%                    0.00%                   0.54%
20.01% - 30.00%                       1.27%                   1.25%                    0.00%                   0.79%
30.01% - 40.00%                       6.07%                   2.61%                    5.54%                   2.55%
40.01% - 50.00%                      11.36%                   4.46%                    0.00%                   4.33%
50.01% - 60.00%                      15.24%                   7.41%                    3.44%                   8.60%
60.01% - 70.00%                      44.71%                  22.27%                    5.04%                  14.87%
70.01% - 80.00%                      11.84%                  53.72%                   80.95%                  54.95%
80.01% - 90.00%                       8.23%                   3.15%                    3.75%                   7.80%
90.01% - 100.00%                      0.07%                   3.74%                    1.13%                   5.50%
100.01% and above                     0.33%                   1.40%                    0.15%                   0.07%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 12


                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                               OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
--------------------------------------------------------------------------------------------------------------------
OCCUPANCY STATUS
----------------
 Investor Property                     7.62%                  18.46%                  18.78%                  12.89%
 Owner Occupied                       88.99%                  75.99%                  79.22%                  83.45%
 Second Home                           3.39%                   5.54%                   2.01%                   3.66%
LOAN PURPOSE
------------
 Cash-Out Refi                        27.37%                  24.00%                  33.42%                  27.80%
 Purchase Money                       46.69%                  59.64%                  33.34%                  47.19%
 Rate/Term Refi                       25.94%                  16.36%                  33.23%                  25.00%
--------------------------------------------------------------------------------------------------------------------
INSURANCE
---------
 Conventional w/o MI                  81.57%                  96.05%                  95.10%                  88.32%
 Conventional w/MI                    18.43%                   3.95%                   4.90%                  11.68%
--------------------------------------------------------------------------------------------------------------------
GEOGRAPHIC
CONCENTRATION (> 5%)             (CA) 24.81%             (CA) 31.25%             (CA) 44.04%       (CA) 30.68%
                                 (FL) 10.19%             (FL) 13.39%             (FL) 13.50%       (FL) 11.75%
                                                          (NY) 8.22%             (NY) 13.21%       (NY) 6.92%
                                                          (IL) 6.37%              (MD) 5.26%
--------------------------------------------------------------------------------------------------------------------
 PROPERTY TYPE
 -------------
2-4 Family                             2.52%                   2.90%                  10.67%                   4.39%
CO-OP                                  0.00%                   0.00%                   0.00%                  17.27%
Condominium                           15.54%                  28.41%                   7.95%                   5.37%
PUD                                    1.54%                   1.64%                  19.04%                  71.72%
Single Family                         78.86%                  65.83%                  61.78%                   1.24%
Townhouse                              1.54%                   1.21%                   0.56%                   4.39%
--------------------------------------------------------------------------------------------------------------------
INDEX
-----
 Fixed Rate Balloon                    0.00%                   0.00%                   0.00%                   0.00%
 Fixed Rate Fully
Amortizing                             0.00%                   0.00%                   0.00%                   0.00%
1 MO LIBOR ARM                         9.58%                   5.94%                   0.00%                   1.56%
1 YR LIBOR ARM                        13.53%                   6.39%                   0.00%                   6.54%
1 YR TRSY                              0.00%                   0.00%                   7.20%                  63.02%
6MO LIBOR ARM                         76.89%                  87.67%                   0.00%                   8.71%
COFI                                   0.00%                   0.00%                  92.46%                   0.07%
MTA                                    0.00%                   0.00%                   0.34%                  20.09%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 13


                                  COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                  ASSET-BACKED CERTIFICATES, SERIES 2006-SD4

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                               OF OCTOBER 1, 2006.
--------------------------------------------------------------------------------

LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
--------------------------------------------------------------------------------------------------------------------
GROSS MARGIN
------------
Weighted Average                      2.993%                  2.706%                  3.287%                  2.958%
Fixed Rate Mortgage                    0.00%                   0.00%                   0.00%
Loans                                                                                                          0.00%
Up to 2.999%                          87.40%                  99.70%                  15.14%                  70.15%
3.000% - 3.999%                        3.66%                   0.30%                  84.86%                  24.45%
4.000% - 4.999%                        2.01%                   0.00%                   0.00%                   1.90%
5.000% - 5.999%                        3.26%                   0.00%                   0.00%                   1.74%
6.000% - 6.999%                        2.03%                   0.00%                   0.00%                   0.95%
7.000% - 7.999%                        1.09%                   0.00%                   0.00%                   0.74%
8.000% and above                       0.54%                   0.00%                   0.00%                   0.07%
--------------------------------------------------------------------------------------------------------------------
MAXIMUM INTEREST RATE
---------------------
Weighted Average                     10.760%                 10.844%                 11.183%                 10.884%
Fixed Rate Mortgage                    0.00%                   0.00%                                           0.00%
Loans
Up to 11.999%                         85.25%                  95.08%                  40.41%                  74.08%
12.000% - 12.999%                      5.86%                   2.58%                  59.59%                  19.21%
13.000% - 13.999%                      4.30%                   2.16%                   0.00%                   3.97%
14.000% - 14.999%                      3.03%                   0.00%                   0.00%                   1.83%
15.000% - 15.999%                      0.67%                   0.00%                   0.00%                   0.51%
16.000% - 16.999%                      0.61%                   0.18%                   0.00%                   0.18%
17.000% - 17.999%                      0.20%                   0.00%                   0.00%                   0.00%
18.000% - 18.999%                      0.09%                   0.00%                   0.00%                   0.00%
19.000% - 19.999%                      0.00%                   0.00%                   0.00%                   0.22%
20.000% and above                      0.00%                   0.00%                   0.00%                   0.00%
--------------------------------------------------------------------------------------------------------------------
MONTHS TO NEXT RATE
-------------------
ADJUSTMENT
----------
Weighted Average                          26                      77                       1                      27
Fixed Rate Mortgage                    0.00%                   0.00%                    0.00                   0.00%
Loans
 1 -  3                                6.55%                   0.00%                 100.00%                  39.20%
 4 -  7                                4.66%                   0.00%                   0.00%                   2.29%
 8 - 11                                7.40%                   0.00%                   0.00%                   2.96%
12 - 15                                7.15%                   0.00%                   0.00%                   2.66%
16 - 19                                4.70%                   0.00%                   0.00%                   1.03%
20 - 23                               13.91%                   0.00%                   0.00%                   1.85%
24 - 43                               35.73%                   0.00%                   0.00%                  12.98%
44 - 50                               19.90%                  26.10%                   0.00%                  19.62%
51 +                                   0.00%                  73.90%                   0.00%                  17.41%
--------------------------------------------------------------------------------------------------------------------
INTEREST ONLY
-------------
10YR IO                                2.48%                  49.93%                   0.00%                   0.41%
2YR IO                                 0.00%                   0.00%                   0.00%                   1.25%
3YR IO                                 1.80%                   0.00%                   0.00%                  18.91%
5YR IO                                37.45%                  17.02%                   0.00%                   1.27%
7YR IO                                 0.45%                   9.08%                   0.00%                  11.63%
NONIO                                 57.82%                  23.97%                 100.00%                  66.54%
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 14